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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                                 Washington, DC


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 24, 2002



                               THE OILGEAR COMPANY
             (Exact name of Registrant as specified in its charter)


        WISCONSIN                       000-00822               39-0514580
(State of Incorporation)        (Commission File Number)      (I.R.S. Employer
                                                            Identification No.)


         2300 SOUTH 51ST STREET
         POST OFFICE BOX 343924
          MILWAUKEE, WISCONSIN                                  53234-3924
(Address of principal executive offices)                        (Zip Code)


                                 (414) 327-1700
              (Registrant's telephone number, including area code)



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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

The common stock of The Oilgear Company (the "Company") is currently listed on the NASDAQ National Market. By letter dated September 24, 2002, the Company received a 90-day notice from The Nasdaq Stock Market, Inc. that the Company's common stock has not maintained a minimum market value of publicly held shares ("MVPHS") of $5,000,000 as required by NASDAQ for continued listing on the National Market. Shares of the Company's common stock that are held by its officers, directors and employee stock ownership plans are not included in the calculation to determine MVPHS. The Company's MVPHS has recently declined, primarily as a result of a decline in its stock price.

In the event that the Company's stock price does not rise to a sustained level that will allow the Company to maintain an MVPHS of $5,000,000 on or before December 23, 2002, the Company intends to submit a transfer application to NASDAQ for inclusion on the NASDAQ SmallCap Market. We believe that the Company currently satisfies the applicable requirements for inclusion of its common stock on the NASDAQ SmallCap Market.

CAUTIONARY FACTORS

The discussions in this report and elsewhere contain various forward-looking statements concerning the Company's prospects that are based on the current expectations and beliefs of management. Forward-looking statements may also be made by the Company from time to time in other reports and documents as well as oral presentations. When used in written documents or oral statements, the words "anticipate", "believe", "estimate", "expect", "objective", and similar expressions are intended to identify forward-looking statements. The statements contained herein and such future statements involve or may involve certain assumptions, risks and uncertainties, many of which are beyond the Company's control, that could cause the Company's actual results and performance to differ materially from what is expected. In addition to the assumptions and other factors referenced specifically in connection with such statements, the following factors could impact the business and financial prospects of the
Company:

     * Continued weakness in the fluid power industry, particularly a reduction in orders of custom products with high value-added features.
     * Limitations on the Company's ability to further decrease its costs and to spread its fixed costs over diminishing orders for the Company's products.
     * Factors affecting the Company's international operations, including relevant foreign currency exchange rates which can affect the cost to produce the Company's products or the ability to sell the Company's products in foreign markets, and the value in United States dollars of sales made in foreign currencies. Other factors include foreign trade monetary and fiscal policies; laws, regulations and other activities of foreign governments, agencies and similar organizations; and risks associated with having major facilities located in countries that have historically been less stable than the United States in several respects, including fiscal and political stability.
     * Factors affecting the Company's ability to hire and retain competent employees, including unionization of the Company's non-union employees and changes in relationships with the Company's unionized employees.
     * The risk of strikes or other labor disputes at those locations that are unionized which could affect the Company's operations.
     * Factors affecting the economy generally, including the financial and business conditions of the Company's customers and the demand for customers' products and services that utilize Company products and national events including those of September 11, 2001 and threats of terrorism.
     * Factors affecting the fair market value of the Company's common stock or other factors that would negatively impact the funding of the employee benefit plans and would cause the Company's stock to cease to be listed on the NASDAQ National Market.
     * Factors affecting the Company's financial performance or condition, including tax legislation, unanticipated restrictions on the Company's ability to transfer funds from its subsidiaries and changes in applicable accounting principles or environmental laws and regulations.
     * The cost and other effects of claims involving the Company's products and other legal and administrative proceedings, including the expense of investigating, litigating and settling any claims.
     * Factors affecting the Company's ability to produce products on a competitive basis, including the availability of raw materials at reasonable prices and financing with acceptable terms.
     * Unanticipated technological developments that result in competitive disadvantages and create the potential for impairment of existing assets.

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   THE OILGEAR COMPANY

Date:  October 4, 2002
                                   By:      /s/ Thomas J. Price
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                                         Thomas J. Price, Vice President --
                                         Chief Financial Office and Secretary